As filed with the Securities and Exchange Commission on August 8, 2008.

Registration No. 333-139591

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM S-1

POST-EFFECTIVE AMENDMENT NO. 3

TO

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Delaware	7819	54-1521616
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification Number)

516 Herndon Parkway, Suite A, Herndon, Virginia  20170      (703) 464-5495

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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Michael W. Trudnak, Chairman and Chief Executive Officer

Guardian Technologies International, Inc.

516 Herndon Parkway

Herndon, Virginia  20170

Telephone: (703) 464-5495

Facsimile: (703) 464-8530

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neil R.E. Carr, Esquire

Babirak Carr, P.C.

1920 L Street, N.W., Suite 525

Washington, D.C. 20036

Telephone: (202) 467-0916

Facsimile: (202) 318-4486

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Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

DE-REGISTRATION OF UNSOLD SECURITIES

Guardian Technologies International, Inc., a Delaware corporation (the “Company”), registered 13,751,118 shares (the “Registered Shares”) of the Company’s common stock, $.001 par value per share (the “Common Stock”), for resale from time to time by certain selling stockholders pursuant to a registration statement on a Form S-1 (File No. 333-139591), as amended (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on April 9, 2007.

Of the 13,751,118 Registered Shares, approximately 3,439,380 Registered Shares were previously sold by the selling stockholders, 1,157,971 Registered Shares were de-registered pursuant to Post-Effective Amendment No. 1 to the Registration Statement (“Post-Effective Amendment No. 1”) and 4,208,495 Registered Shares were de-registered pursuant to Post-Effective Amendment No. 2 to the Registration Statement (“Post-Effective Amendment No. 2”). Post-Effective Amendment No. 1 became effective on June 6, 2008 and Post-Effective Amendment No. 2 became effective on August 6, 2008.

The Company files this Post-Effective Amendment No. 3 to the Registration Statement to de-register the remaining 4,945,272 Registered Shares that previously were not sold under the Registration Statement or that previously were not de-registered pursuant to Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2.  The Registration Statement, as amended, is hereby further amended to reflect de-registration of such shares.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 3 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, Commonwealth of Virginia, on August 8, 2008.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
By: /s/ Michael W. Trudnak Michael W. Trudnak Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael W. Trudnak Michael W. Trudnak	Chairman of the Board, Chief Executive Officer and Secretary (Principal Executive Officer)	August 8, 2008
/s/ William J. Donovan William J. Donovan	President, Chief Operating Officer and Director	August 8, 2008
/s/ Gregory E. Hare Gregory E. Hare	Chief Financial Officer (Principal Financial and Accounting Officer)	August 8, 2008
/s/ Sean W. Kennedy Sean W. Kennedy	Director	August 8, 2008
/s/ Charles T. Nash Charles T. Nash	Director	August 8, 2008
/s/ Henry P. Grandizio Henry P. Grandizio	Director	August 8, 2008